Exhibit 99.1

TOYS“R”US, INC. REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2010

WAYNE, NJ (December 10, 2010) – Toys“R”Us, Inc. today reported financial results for the third quarter ended October 30, 2010.

Third Quarter Highlights

•

Net sales were $2.7 billion, an increase of 1.9% compared to prior year, due to new locations including Toys“R”Us Express stores as well as comparable store net sales growth of 2.3% in the Domestic segment and a foreign currency translation benefit of $17 million. These increases were partially offset by a decline of 2.9% in comparable store net sales in the International segment.

•

Toys“R”Us Express pop-up locations increased by 452 in the United States and other countries during the third quarter. The company now has a total of 656 locations open worldwide for the holiday season versus 91 locations last year.

•

The company’s juvenile integration strategy continued with the conversion or relocation of 57 stores to either side-by-side or “R” Superstore formats and the opening of four new stores in the quarter. More than 20% of the company’s stores have now been integrated to offer both toy and juvenile products.

•

The Juvenile and Core Toy categories were the strongest in the quarter, generating net sales growth of 3.1% and 7.6%, respectively. The Entertainment category (which includes video game hardware and software) was the weakest, declining 15.0%. Excluding the Entertainment category, net sales were up 4.3% in the quarter.

•

Gross margin as a percentage of net sales increased 0.7 percentage points versus prior year, driven by sales mix shift towards higher margin products. Gross margin dollars increased by $37 million versus prior year.

•

Selling, general and administrative expenses (“SG&A”) were $957 million, compared to $892 million in the prior year. A significant driver of this increase was the incremental expenses associated with the Toys“R”Us Express stores including pre-opening expenses. Also contributing to the SG&A variance were expenses related to other new stores, conversions and relocations and settlement expenses for certain legal matters.

•

Adjusted EBITDA[1] was $46 million compared to $77 million in the prior year. The largest single factor was the cost associated with the significant expansion of the Toys“R”Us Express stores which generate the vast majority of their sales during the fourth quarter.

•

Net loss for the quarter was $93 million compared to $67 million in the prior year. The increase in net loss reflects both the decline in Adjusted EBITDA and an increase in interest expense primarily due to write-offs of deferred financing fees related to debt refinancings completed in August and higher effective interest rates. These were partially offset by an increase in income tax benefit.

Jerry Storch, Chairman and CEO, Toys“R”Us, Inc., stated, “We are pleased with the progress we made during the third quarter in positioning the company for the holiday season and for the long term. We made important investments for our future during this quarter, including the opening of new stores and furthering the integration of existing stores around the world to include both toy and juvenile products. At the same time, we intensely focused on the implementation of our aggressive holiday strategy. This included the addition of approximately 45,000 seasonal employees to ensure service excellence, the doubling of our U.S. toy store base with more than 600 Toys“R”Us Express locations, and the ramping up of our inventory of hot and exclusive products.” Mr. Storch added, “Now, as we enter the heart of the holiday shopping season, we remain committed to delivering great value to our customers, providing a differentiated shopping environment with unique merchandise offerings and ensuring we have the hot toys in stock when shoppers want them.”

Domestic Segment

Third Quarter Highlights

•

Net sales of $1.6 billion increased 4.5% versus the prior year driven by new locations, including the addition of 495 Toys“R”Us Express stores versus the prior year of which a net 423 were added in the third quarter, and comparable store net sales growth of 2.3%.

•	The strongest performance came in the Juvenile, Learning and Core Toy categories, partially offset by a decline in the Entertainment category (which includes videogame hardware and software).

•

Gross margin, as a percentage of net sales, was 35.9%, an increase of 1.0 percentage points versus the prior year due to a sales mix shift toward higher margin products primarily within the Learning and Juvenile categories.

•

Operating loss was $3 million, compared to income of $33 million in the prior year. The decline was driven by higher SG&A, including labor, pre-opening expenses and occupancy costs related to the significant increase in new store locations including the Toys“R”Us Express stores, which generate the vast majority of their sales during the fourth quarter.

International

Third Quarter Highlights

•

Net sales of $1.1 billion declined 1.6% versus prior year driven by a comparable store net sales decline of 2.9%, partially offset by sales from new locations and favorable foreign currency translation of $17 million.

•

The net sales decline was primarily due to a 15.6% decline in the Entertainment category (which includes videogame hardware and software). Excluding the Entertainment category, net sales increased 0.6%.

•

Gross margin, as a percentage of net sales, was 36.9%, an increase of 0.2 percentage points versus the prior year due to a sales mix shift towards higher margin Core Toy products and a decrease in sales of lower margin products in the Entertainment category.

•	Operating income was $15 million compared to $24 million in the prior year. The decrease was primarily due to the decline in sales.

New Financing Agreements

In August, the company completed three significant financings which extend maturities and availability of liquidity. These consisted of a 6-year, $700 million secured term loan and a $350 million offering of 6-year, senior secured notes, both for Toys“R”Us – Delaware, a subsidiary of the company. The proceeds were primarily used to repay an $800 million secured term loan and a $181 million unsecured financing due in fiscal 2012. In addition, the company completed a $1.85 billion, 5-year secured revolving credit facility for Toys“R”Us – Delaware, which replaced the prior $1.63 billion facility, at reduced borrowing costs. As a result of these refinancings, interest expense in the third quarter increased largely due to the write-off of $26 million in deferred financing fees from the debt that was extinguished.

Capital Spending

The company’s capital expenditure program is a key component of its long-term juvenile integration strategy, which integrates the toy and juvenile businesses in one store. During the third quarter, the company invested $114 million in property and equipment primarily to expand and remodel existing stores, open new stores and upgrade its information technology systems and capabilities, compared to $52 million in the prior year.

Further information regarding the company’s financial performance in the third quarter of fiscal 2010 is presented in its quarterly report on Form 10-Q, which was filed with the Securities and Exchange Commission on December 10, 2010.

About Toys“R”Us, Inc.

Toys“R”Us, Inc. is the world’s leading dedicated toy and juvenile products retailer, offering a differentiated shopping experience through its family of brands. It currently sells merchandise in more than 1,560 stores, including over 850 Toys“R”Us and Babies“R”Us stores in the United States, and more than 500 international stores and over 200 licensed stores in 33 countries and jurisdictions. In addition, it exclusively operates the legendary FAO Schwarz brand and sells extraordinary toys in the brand’s flagship store on Fifth Avenue in New York City. With its strong portfolio of e-commerce sites including Toysrus.com, Babiesrus.com, eToys.com, FAO.com and babyuniverse.com, it provides shoppers with a broad online selection of distinctive toy and baby products. Headquartered in Wayne, NJ, Toys“R”Us, Inc. employs approximately 70,000 year-round associates worldwide and expects to reach 45,000 seasonal employees during the holiday season. The Company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need.

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance including profitable growth expectations, anticipated cost savings, results of restructurings, anticipated domestic or international developments, and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

# # #

For more information please contact:

Bruce Bishop, Vice President, Investor Relations at 973-617-5160 or Bruce.Bishop@toysrus.com

Kathleen Waugh, Vice President, Corporate Communications at 973-617-5888, 646-366-8823 or waughk@toysrus.com

[1]	A detailed description and reconciliation of EBITDA and Adjusted EBITDA, and management’s reasons for using these measures, are set forth at the end of this press release.

Condensed Consolidated Statements of Operations

Unaudited

	13 Weeks Ended		39 Weeks Ended
(In millions)	October 30, 2010	October 31, 2009	October 30, 2010	October 31, 2009
Net sales	$2,719	$2,667	$7,892	$7,711
Cost of sales	1,732	1,717	5,002	4,920

Gross margin	987	950	2,890	2,791

Selling, general and administrative expenses	957	892	2,670	2,508
Depreciation and amortization	93	85	285	279
Other income, net	(1)	(18)	(30)	(94)

Total operating expenses	1,049	959	2,925	2,693

Operating (loss) earnings	(62)	(9)	(35)	98
Interest expense	(158)	(113)	(403)	(324)
Interest income	2	1	5	5

Loss before income taxes	(218)	(121)	(433)	(221)
Income tax benefit	125	52	270	137

Net loss	(93)	(69)	(163)	(84)
Less: Net loss attributable to noncontrolling interest	—	2	1	9

Net loss attributable to Toys “R” Us, Inc.	$(93)	$(67)	$(162)	$(75)

Condensed Consolidated Balance Sheets

Unaudited

(In millions)	October 30, 2010	January 30, 2010	October 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$272	$1,126	$222
Accounts and other receivables	219	202	213
Merchandise inventories	3,425	1,810	3,147
Income taxes receivable	266	—	189
Current deferred tax assets	97	102	81
Prepaid expenses and other current assets	184	144	167

Total current assets	4,463	3,384	4,019
Property and equipment, net	4,084	4,084	4,163
Goodwill, net	385	382	380
Deferred tax assets	162	181	202
Restricted cash	23	44	73
Other assets	524	502	505

	$9,641	$8,577	$9,342

LIABILITIES AND (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$2,169	$1,680	$2,022
Accrued expenses and other current liabilities	819	851	740
Income taxes payable	29	72	19
Current portion of long-term debt	550	162	119

Total current liabilities	3,567	2,765	2,900
Long-term debt	5,409	5,034	5,879
Deferred tax liabilities	94	63	55
Deferred rent liabilities	305	275	273
Other non-current liabilities	269	323	377
Toys “R” Us, Inc. stockholders’ (deficit) equity	(3)	85	(254)
Noncontrolling interest	—	32	112

Total (deficit) equity	(3)	117	(142)

	$9,641	$8,577	$9,342

Non-GAAP Disclosure of EBITDA and Adjusted EBITDA

We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors of the Company regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, the Company’s GAAP financial data. We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.

In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. We use the non-GAAP financial measures for planning and forecasting and measuring results against the forecast and in certain cases we use similar measures for bonus targets for certain of our employees. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors and ultimately monitor our capacity to generate returns for our stockholders.

Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as measures of operating performance.

A reconciliation of net loss attributable to Toys “R” Us, Inc. to EBITDA and Adjusted EBITDA is as follows:

	13 Weeks Ended		39 Weeks Ended
(In millions)	October 30, 2010	October 31, 2009	October 30, 2010	October 31, 2009
Net loss attributable to Toys “R” Us, Inc.	$(93)	$(67)	$(162)	$(75)

Add:
Income tax benefit	(125)	(52)	(270)	(137)
Interest expense, net	156	112	398	319
Depreciation and amortization	93	85	285	279
EBITDA	31	78	251	386

Adjustments:
Litigation settlement expenses (a)	6	—	23	—
Prior period lease accounting (b)	—	—	16	—
Sponsor management and advisory fees (c)	4	3	14	11
Impairment on long-lived assets (d)	4	—	5	5
Gain on sale of properties (e)	—	(5)	(4)	(6)
Restructuring (f)	1	3	3	5
Net loss attributable to noncontrolling interest (g)	—	(2)	(1)	(9)
Gain on settlement of litigation (h)	—	—	—	(51)

Adjusted EBITDA (i)	$46	$77	$307	$341

(a)	Litigation settlement expenses recorded for certain legal matters.
(b)	Represents a non-cash cumulative correction of prior period lease accounting.
(c)	Represents the fees paid to Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and Vornado Realty Trust (collectively, the “Sponsors”) in accordance with the advisory agreement.

(d)	These impairments were primarily due to the relocation of certain stores and a decrease in real estate market value.
(e)	Represents the sale of idle properties.
(f)	Restructuring and other charges consist primarily of costs incurred from the Company’s 2003 and 2005 restructuring initiatives. The additional charges are primarily due to changes in management’s estimates for events such as lease terminations, assignments and sublease income adjustments.
(g)	Excludes noncontrolling interest in Toys “R” Us – Japan.
(h)	Represents a $51 million gain recorded in Other (income) expense, net related to the litigation settlement with Amazon in fiscal 2009.
(i)	Adjusted EBITDA is defined as EBITDA (earnings (loss) before net interest income (expense), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance. Although the nature of many of these income and expense items is recurring, we have historically excluded such impact from internal performance assessments. We believe that excluding items such as Sponsors’ management and advisory fees, asset impairment charges, restructuring charges, impact of litigation, noncontrolling interest, gain (loss) on sale of properties and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies. Our Adjusted EBITDA calculation has changed from the prior year, as our current calculation no longer adjusts for the impact of items such as foreign currency translation, changes in ownership of Toys – Japan, merchandise purchase hedges and other miscellaneous items.